EXHIBIT B


                         FORM OF SUBSCRIPTION AGREEMENT

TO:      ASD Group, Inc.
         1 Industry Street
         Poughkeepsie, New York  12603

1.        SUBSCRIPTION.

         (a) The undersigned ("Purchaser"), intending to be legally bound, hereby irrevocably subscribes for the number of shares of Series D Convertible Preferred Stock, $.01 par value per share (the "Series D Stock"), of ASD Group, Inc., a Delaware corporation (the "Company"), set forth on the signature page (the "Shares"), for a purchase price of US$1,000.00 per share on the terms and conditions set forth in this Subscription Agreement (this "Agreement"). In addition to such other terms as are set forth in this Agreement, the terms upon which the Series D Stock may be converted into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), are set forth in the Certificate of Designations, Preferences, Rights and Limitations attached hereto as Exhibit A. The Series D Stock and Common Stock are collectively referred to herein as the "Securities".

         (b) Subscription payments shall be made by wire transfer of funds to the Company directly pursuant to the wire transfer instructions attached hereto as Exhibit B. If the subscription is accepted by the Company, in whole or in party, and subject to the conditions set forth herein, the Company shall deliver to the undersigned certificates representing the Shares subscribed for hereby and a fully executed copy of this Agreement.

         (c) The undersigned hereby acknowledges that the Securities being sold hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being offered and sold in accordance with the exemption from the registration requirements under the Securities Act afforded by Regulation D ("Regulation D"), promulgated thereunder.

         2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents, warrants and agrees with the Company as follows:

                  (a) RECEIPT OF CORPORATE INFORMATION; INDEPENDENT INVESTIGATION; ACCESS. All requested publicly-available documents, records and books pertaining to the Company and the offer and sale hereby of the Securities, including, without limitation, the Company's Annual Report on Form 10-KSB for the year ended June 26, 1998 (the "Form 10-KSB"), have been delivered to the Purchaser and/or its advisors, and all of the Purchaser's questions and requests for information have been answered to the Purchaser's satisfaction. Purchaser acknowledges that Purchaser, in making the decision to purchase the Securities subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and Purchaser and such representatives, if any, have, prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, the Company or any person acting on its behalf concerning the terms and conditions of this offering. Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Securities which have been requested. Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

         (b) RISKS. The Purchaser acknowledges and understands that the purchase of the Securities involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Purchaser may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and
(iii) in the event of a disposition, the Purchaser could sustain a complete loss of its entire investment. The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company; has evaluated such merits and risks, including risks particular to the Purchaser's situation; and the Purchaser has determined that this investment is suitable for the Purchaser. The Purchaser has adequate financial resources and can bear a complete loss of the Purchaser's investment.

         (c) ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act.

         (d) INVESTMENT INTENT. The Purchaser hereby represents that the Securities are being acquired for the Purchaser's own account with no intention of distributing such securities to others. The Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Securities for the Purchaser. The Purchaser is presently not engaged, nor does the Purchaser plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Securities or any interest therein.

         (e) COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. The Purchaser understands that the Securities Shares have not been registered under the Securities Act. The Purchaser understands that the Securities must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Purchaser understands that its right to transfer the Securities will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Purchaser realizes that it may not be able to sell or dispose of the Securities as there may be no public or other market for them. The Purchaser understands that certificates evidencing the Securities shall bear a legend substantially as follows:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT

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

         TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         (f) AUTHORITY; ENFORCEABILITY. The Purchaser has the full right, power, and authority to execute and deliver this Agreement and perform its obligations hereunder.

         (g) NONCONTRAVENTION. This Agreement constitutes a valid and legally binding obligation of the Purchaser and neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to the Purchaser or any contract, commitment, agreement or restriction of any kind to which the Purchaser is a party or by which its assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to the Purchaser.

         (h) APPROVALS. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation of the transactions described herein.

         (i) RELIANCE ON REPRESENTATIONS. Purchaser understands that the Securities are being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such safe harbor and the suitability of Purchaser to acquire the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees with the Purchaser as follows:

         (a) CORPORATE ORGANIZATION. The Company is a validly existing corporation organized in accordance with the laws of the State of Delaware, with all legal and corporate authority and power to conduct its business and to own its properties and possesses all necessary permits and licenses required in connection with the conduct of its business.

         (b) REPORTING STATUS. The Company has a class of securities registered pursuant to Section 12(b) and 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, except as otherwise provided in this Agreement, the Company has filed all the materials required to be filed pursuant to Section 13(a) of the Exchange Act for a period of at least twelve months immediately preceding the offer and/or sale of the Securities hereunder (or for such shorter period that the Company was required to file such material). All of such filings made under and pursuant to the Exchange Act are correct and accurate and do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading.

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

         (c) TERMS OF SERIES D STOCK AND VALIDITY OF SHARES. The terms of the Series D Stock shall be as set forth in the form of Certificate of Designations attached hereto as Exhibit A. The Securities, when issued against proper payment therefor in accordance with the terms of this Agreement and the Certificate of Designations, will be validly issued, fully paid, non-assessable and will not subject the holders thereof to any personal liability by reason of being such holders of said Securities, or by reason of participating in this offering.

         (d) NASDAQ LISTING. The Company's shares of Common Stock are currently listed on the Nasdaq SmallCap Market. On June 3, 1998, the Company received two letters from The Nasdaq Stock Market ("Nasdaq") regarding the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market. At that time, the Company failed to meet two requirements for continued listing on the Nasdaq SmallCap Market. On September 3, 1998, the Company advised Nasdaq that it believed it now met both of these requirements. On September 25, 1998, the Company received another letter from Nasdaq advising the Company that the Company's shares of Common Stock failed to maintain the closing bid price of greater than or equal to $1.00. The Company has been provided with 90 calendar days in which to regain compliance with this minimum bid price requirement. On October 12, 1998, the Company received another letter from Nasdaq advising the Company that it failed to meet three requirements for continued listing on the Nasdaq SmallCap Market and requesting that the Company provide Nasdaq by October 26, 1998 with its proposal for achieving compliance. In a separate letter, Nasdaq requested additional information regarding the Restructuring described in the Company's Current Report on Form 8-K dated July 9, 1998 and Form 10-KSB. The Company submitted responses to these two letters to Nasdaq on October 26, 1998. No assurance can be given that such responses will be acceptable to Nasdaq. The Company's responses may not be deemed to warrant continued listing by Nasdaq in which case Nasdaq may issue a formal notice of deficiency and may initiate steps to delist the Company's Common Stock from the Nasdaq SmallCap Market. No assurance can be given that the Company's shares of Common Stock will continue to be listed on the Nasdaq SmallCap Market.

         (e) AUTHORITY AND ENFORCEABILITY. This Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action. The Company has full rights, power and capacity to execute, deliver and perform its obligations under this Agreement. No governmental license, permit or authorization and no registration or filings with any court, governmental authority or regulatory agency is required in connection with the Company's execution, delivery and/or performance of this Agreement. The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company, or any agreement, instrument, law or regulation to which the Company is a party or by which the Company may be bound. This Agreement, upon execution and delivery of this Agreement by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms.

         (f) ACCURACY OF INFORMATION. All information provided and/or supplied to the Purchaser, directly or indirectly, by the Company in accordance with and in compliance with the provisions of this Agreement or otherwise is accurate and complete and does not contain any untrue statements of a material fact or omit any material fact necessary to make the statements therein not misleading.

                  (g) CAPITALIZATION. The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, $.01 par value, 742,708 of which are issued and outstanding; and (ii) 10,000,000 shares of Common Stock, $.01 par value, of which 1,979,934 shares are issued and outstanding. The shares of Preferred Stock issued and outstanding are convertible into an additional 7,427,080 shares of Common Stock. In addition, the Company currently has outstanding certain stock options which are exerciseable. The number of shares issued and outstanding periodically changes to reflect the exercise of such options. The holders of outstanding capital stock of the Company have no preemptive rights. The Shares have been duly authorized and when issued and paid for as contemplated in this Agreement will be validly issued, fully paid and non-assessable.

         4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, acknowledgements and agreements of the Company and the Purchaser shall survive the offering and purchase of the Shares.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL THE SHARES. The obligations of the Company under this Agreement are subject in the discretion of the Company, to the satisfaction, at or prior to the date the Company accepts this subscription (the "Closing Date") of the following conditions.

                  (a) PURCHASE PRICE. The Company's receipt of the purchase price for the Shares, as described above.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchaser in this Agreement were true when made and shall be true as at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

                  (c) PERFORMANCE OF CONDITIONS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or prior to the Closing Date shall have been fully complied with and performed.

         6. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE SHARES. The obligations of the Purchaser under this Agreement are subject in the discretion of the Purchaser, to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Company in this Agreement were true when made and shall be true as at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

                  (b) PERFORMANCE OF CONDITIONS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or prior to the Closing Date shall have been fully complied with and performed.

                  (c) NO VIOLATIONS. At the Closing Date, there shall exist no violations of any Federal, state or local law, ordinance or regulation materially affecting the Company or the Shares.

                  (d) NO LITIGATION. At the Closing Date, no litigation, proceeding, investigation or inquiry shall be pending or threatened against the Company and no proceeding, investigation or inquiry shall be pending or threatened against the Company which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or involving the Shares and/or which might result in any material adverse change in the Company's business, operations or assets and properties.

                  (e) NO ACTIONS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall have been satisfactory to and approved by De Diego, Benalal & Asociados, counsel for Purchaser, the Purchaser or the Board of Directors of Purchaser and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

         7. REGISTRATION RIGHTS.

                  (a) REGISTRATION OF THE SECURITIES. Within 45 days after the Closing, the Company shall file a Registration Statement registering, under the Securities Act, the re-sale of the shares of Common Stock issuable upon conversion of the Series D Stock (the "Registrable Shares"). The Company will use its best efforts to have such registration statement declared effective within 45 days from the date such Registration Statement is filed.

                  (b) OBLIGATIONS OF THE COMPANY. In connection with the filing of a registration statement pursuant to this Section 7, the Company shall:

                           (i) Prepare and file with the SEC a registration
statement covering the Registrable Shares (the "Registration Statement") and any necessary amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement and take such other reasonable action as may be necessary to have the Registration Statement be declared effective by the SEC and keep the Registration Statement effective until the earlier of the (A) public sale of all the Registrable Shares or (B) the Registrable Shares becoming capable of full and complete public sale without registration under the Securities Act and to comply with the provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, with respect to the disposition of the Registrable Shares;

                           (ii) Notify the Purchaser, after becoming aware
thereof, (A) when the Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective or (B) of any request by the SEC for amendment of or supplement to the Registration Statement or related prospectus or for additional information;

                           (iii) Furnish promptly to the Purchaser such
reasonable number of copies of a prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate their disposition of the Registrable Shares;

                           (iv) Use its best efforts to register and qualify the
Registrable Shares under the securities or Blue Sky laws of such states as shall be reasonably requested by the Purchaser, and prepare and file in those states such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times during the period the Company is required to maintain the Registration Statement effective, and to take all other actions necessary or advisable to enable the disposition of such securities in such states, provided that the Company shall not be required in connection therewith or as a condition thereto to subject itself to taxation, to qualify to do business or to file a general consent to service of process in any such states; and

                           (v) Notify the Purchaser, at any time when a
prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission, and provide the Purchaser with an amended or supplemented prospectus with respect to the Registrable Shares that corrects such untrue statement or omission.

                  (c) PURCHASER'S OBLIGATIONS. It shall be a condition precedent to the obligations of the Company to the Purchaser to take any action pursuant to this Section that the Purchaser shall furnish to the Company such information regarding the Purchaser, the Registrable Shares and other shares of Common Stock held by the Purchaser and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Shares and shall execute such documents in connection with such registration as the Company may reasonably request.

                  (d) EXPENSES OF PURCHASEr. All expenses incurred by the Company in complying with this section, including, without limitation, registration and filing fees, fees and expenses of complying with state securities and Blue Sky laws, printing expenses, and fees and disbursements of the Company's counsel and accountants, shall be paid by the Company; provided, however, that all fees and expenses of counsel to the Purchaser and all selling commissions applicable to the disposition of the Shares shall not be borne by the Company but shall be borne by the Purchaser.

         8. INDEMNIFICATION.

                  (a) OBLIGATION OF THE COMPANY TO INDEMNIFY. The Company hereby agrees to indemnify, defend and hold harmless the Purchaser, its officers, directors, principals, employees, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (collectively the "Losses") arising out of or resulting from: (i) any breach of a covenant, agreement, representation, or warranty by the Company contained in this Agreement; or (ii) events occurring in the course of or relating to the sale of the Shares contemplated herein which are not disclosed in this Agreement prior to the Closing Date; or (iii) any and all costs and expenses (including reasonable attorneys fees) related to the foregoing.

                  (b) NOTICE OF CLAIM. If the Purchaser receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to
Section 8(a) above, the Purchaser shall, within 30 days of the receipt of such written notice, give the Company written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30-day period shall not constitute a waiver by the Purchaser of its right to indemnity hereunder with respect to such action, suit or proceeding.

                  (c) DEFENSE OF CLAIMS. Upon receipt by the Company of a Claim Notice from the Purchaser with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the Purchaser may assume the defense of the third party claim with counsel of its own choosing. The Company shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Purchaser shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Purchaser unless the Company shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the Company. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Purchaser. If the Company shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, the Company may defend, satisfy or settle the Third Party Claim at the expense of the Company and the Company shall pay to the Purchaser the amount of any such Loss within ten days after written demand therefor.

         9. MISCELLANEOUS.

                  (a) AMENDMENT. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

                  (b) NOTICE. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the fifth calendar day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at ASD Group, Inc., 1 Industry Street, Poughkeepsie, NY 12603, and to the Purchaser at the address shown on the Subscription Agreement signature page, or such other address or to such other person as any party shall designate to the other for such purpose in the manner hereinafter set forth.

                  (c) ENTIRE AGREEMENT. This Agreement, together with the agreements referred to herein, contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

                  (d) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (e) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without applications to the principles of conflicts of laws.

                  (f) ENFORCEMENT; INJUNCTIVE RELIEF. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts in the State of New York. The parties hereto hereby accepts the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

         The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offended party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

                  (g) BENEFIT OF AGREEMENT. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, personal representatives, estate, heirs, and legatees.

                  (h) CAPTIONS. The captions in this Agreement are for convenience and reference purposes only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

                  (i) NUMBER AND GENDER. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

                  (j) FURTHER ASSURANCES. The parties agree to execute, acknowledge, and deliver any and all documentation as may be reasonably required from time to time to effect the intent and purpose of this Agreement.

                  (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.


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


              SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOR INDIVIDUALS

Number of Shares Subscribed for:  _________ Shares at $__________ per Share.


-------------------------       -----------------------------------------------
(Signature of Subscriber)       (Signature of Spouse or Joint Tenant, If Any)


-------------------------       -----------------------------------------------
(Print Name of Subscriber)      (Print Name of  Spouse or Joint Tenant, If Any)


-------------------------       -----------------------------------------------


-------------------------       -----------------------------------------------
(Address)                       (Address)


-------------------------       -----------------------------------------------
(Telephone)                     (Telephone)

Note: If two investors are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):

--------  JT TEN:    As joint tenants with right of survivorship and not as
                     tenants in common.

--------  TEN COM:   As tenants in common.

--------  TEN ENT:   As tenants by the entireties.


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


                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                    FOR CORPORATIONS, TRUSTS AND PARTNERSHIPS

Number of Shares Subscribed for:  _________ Shares at $_________ per Share.


--------------------------------
(Print Name of Subscriber)

By: ----------------------------
    (Signature of Authorized Person)


--------------------------------
(Print Name of Authorized Person)


--------------------------------
(Title of Authorized Person)


--------------------------------


--------------------------------
(Address)


--------------------------------      -----------------------------------------
(Telephone Number)                   (Federal Employer Identification Number
                                       or Other Tax Identification Number)



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


       APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this ________ day of ____________________, 1998.

                                  THE COMPANY:

                                  ASD Group, Inc., a Delaware corporation

                                  By:------------------------------------------
                                  Name: ---------------------------------------
                                  Title: --------------------------------------


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